                                                                     Exhibit 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PARALLEL, L.L.C.

THE INTERESTS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED UNDER, AND ARE BEING OFFERED IN RELIANCE UPON, EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. NO SUCH INTEREST MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED; NOR MAY SUCH INTEREST BE TRANSFERRED EXCEPT WITH THE CONSENT OF THE COMPANY. SUCH INTERESTS MAY NOT BE TRANSFERRED IN ANY EVENT EXCEPT IN ACCORDANCE WITH SUBSTANTIAL ADDITIONAL RESTRICTIONS SET FORTH IN THIS AGREEMENT.

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PARALLEL, L.L.C.

                                TABLE OF CONTENTS

ARTICLE I - ORGANIZATIONAL MATTERS....................................      1

      1.1    Formation................................................      1
      1.2    Name.....................................................      1
      1.3    Registered Office; Principal Office......................      1
      1.4    Power of Attorney........................................      2
      1.5    Term.....................................................      3

ARTICLE II - DEFINITIONS..............................................      3

             Additional Member........................................      4
             Affiliate................................................      4
             Agreement................................................      4
             Assignee.................................................      4
             Capital Account..........................................      4
             Capital Contribution.....................................      4
             Certificate..............................................      4
             Code.....................................................      4
             Company..................................................      4
             Company Assets...........................................      4
             Company Nonrecourse Liability............................      5
             Delaware Act.............................................      5
             Fiscal Year..............................................      5
             Initial Members..........................................      5
             Interest.................................................      5
             IRS......................................................      5
             Limited Liability Company Certificate....................      5
             Majority Interest of Members.............................      5
             Managers.................................................      5
             Member...................................................      5
             Member Nonrecourse Debt..................................      6
             Member Nonrecourse Deductions............................      6
             Minimum Gain.............................................      6
             Person...................................................      6
             Record Date..............................................      6
             Record Holder............................................      6
             Related Person...........................................     67
             Substituted Member.......................................      7
             Tax Matters Partner......................................      7

                                      (i)

             Treasury Regulations.....................................      7

ARTICLE III - PURPOSE.................................................      7

      3.1    Purpose and Business.....................................      7
      3.2    Powers...................................................      7

ARTICLE IV - CAPITAL CONTRIBUTIONS....................................      8

      4.1    Initial Contributions by the Members.....................      8
      4.2    Issuances of Additional Interests........................      8
      4.3    Capital Accounts.........................................      9
      4.4    Additional Provisions Regarding Capital Accounts.........     10
      4.5    No Withdrawal............................................     11

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS.............................     11

      5.1    Allocation...............................................     11
      5.2    Distributions............................................     13
      5.3    Tax Distributions........................................     14
      5.4    Liquidating Distributions................................     14

ARTICLE VI - THE MANAGERS- POWERS, DUTIES AND RIGHTS..................     14

      6.1    Managers.................................................     14
      6.2    Committees...............................................     17
      6.3    Officers.................................................     19
      6.4    Powers...................................................     22
      6.5    Restrictions on Manager's Authority......................     23
      6.6    Limited Liability Company Certificate....................     24
      6.7    Reimbursement of the Managers............................     25
      6.8    Outside Activities.......................................     25
      6.9    Transactions with the Managers...........................     26
     6.10    Other Related Transactions...............................     26
     6.11    Indemnification..........................................     26
     6.12    Liability of Indemnitees.................................     28
     6.13    Other Matters Concerning the Managers....................     28
     6.14    Title to Company Assets..................................     29
     6.15    Reliance by Third Parties................................     29
     6.16    Resolution of Conflicts of Interest......................     30
     6.17    Liability of Managers....................................     30

ARTICLE VII - RIGHTS AND OBLIGATIONS OF MEMBERS.......................     31

      7.1    Limitation of Liability..................................     31
      7.2    Outside Activities.......................................     31
      7.3    Return of Capital........................................     31
      7.4    Rights of Members Relating to the Company................     31
      7.5    Status as Limited Liability Company......................     32
      7.6    Withdrawal of a Member...................................     32

                                      (ii)

ARTICLE VIII - RECORDS AND ACCOUNTING.................................     33

      8.1    Records and Accounting...................................     33
      8.2    Fiscal Year..............................................     33

ARTICLE IX - TAX MATTERS..............................................     33

      9.1    Tax Matters Partner......................................     33
      9.2    Tax Returns..............................................     35
      9.3    Tax Elections............................................     35
      9.4    Authority of Managers to Vary Allocations................     35

ARTICLE X - ISSUANCE OF CERTIFICATES..................................     36

     10.1    Issuance of Certificates.................................     36
     10.2    Lost, Stolen or Destroyed Certificates...................     37
     10.3    Registered Owner.........................................     38

ARTICLE XI - TRANSFER OF INTERESTS....................................     39

     11.1    Transfer.................................................     39
     11.2    Substituted Members......................................     39
     11.3    Admission of Additional Members..........................     39
     11.4    Amendment of Agreement and Limited
             Liability Company Certificate........................ ...     40

ARTICLE XII - DISSOLUTION AND LIQUIDATION.............................     40

     12.1    Dissolution..............................................     40
     12.2    Liquidation..............................................     41
     12.3    Dissolution of Limited Liability Company Certificate.....     43
     12.4    Reasonable Time for Winding Up...........................     43
     12.5    Return of Capital........................................     43
     12.6    Waiver of Partition......................................     43

ARTICLE XIII - AMENDMENT OF AGREEMENT; MEETINGS
          OF MEMBERS..................................................     43

     13.1    Amendments to be Adopted Solely by Managers..............     43
     13.2    Amendment Procedures.....................................     45
     13.3    Meetings.................................................     45
     13.4    Notice of Meeting........................................     45
     13.5    Record Date..............................................     46
     13.6    Adjournment..............................................     46
     13.7    Waiver of Notice; Approval of Meeting-Approval
             of Minutes...............................................     46
     13.8    Quorum...................................................     46
     13.9    Conduct of Meeting.......................................     47

                                     (iii)

    13.10    Action Without a Meeting.................................     47

ARTICLE XIV - GENERAL PROVISIONS......................................     48

     14.1    Addresses and Notices....................................     48
     14.2    Titles and Captions......................................     49
     14.3    Pronouns and Plurals.....................................     49
     14.4    Further Action...........................................     49
     14.5    Binding Effect...........................................     49
     14.6    Creditors................................................     49
     14.7    Waiver...................................................     49
     14.8    Applicable Law...........................................     49
     14.9    Invalidity of Provisions.................................     49
    14.10    Third Party Beneficiaries................................     49
    14.11    Counterparts.............................................     50

                                      (iv)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PARALLEL, L.L.C.

      THIS LIMITED LIABILITY COMPANY AGREEMENT OF PARALLEL, L.L.C., dated as of April 2, 2002, is entered into by and among the Persons whose names appear on the signature pages of this Agreement as Members, together with any other Persons who hereafter become Members in the Company as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

      1.1 Formation. The Company has been organized as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. The Interest of each Member shall be personal property for all purposes.

      1.2 Name. The name of the Company shall be "PARALLEL, L.L.C." The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Managers, but not including the name of any Affiliate of the Company. The words "Limited Liability Company," "L.L.C.," "LC" or similar words or letters shall be included in the Company's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.

      1.3 Registered Office; Principal Office. Unless and until changed by the Managers, the address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent for service of process on the Company in the State of Delaware at such address is The Corporation Trust Company. The principal office and address of the Company shall be as the Managers may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managers deem advisable.

      1.4   Power of Attorney.

      (a) Each Member and each Assignee hereby constitutes and appoints each of the Company's authorized officers and attorneys-in-fact with full power of substitution, as his true and lawful agent and attorney-in-fact with full power and authority in his name, place and stead to do the following:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all articles, certificates, documents and other instruments (including this Agreement and the Limited Liability Company Certificate) and all amendments or restatements thereof that the officers deem necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (B) all articles, certificates, documents and other instruments that the officers deem necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (C) all articles, certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the officers deem necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement and (D) all articles, certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to this Agreement, or relating to other events described in this Agreement;

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the officers, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members, provided, that when required by any other provision of this Agreement that establishes a percentage of the Members required to take any action, the officers may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Members;

            (iii) sign, execute and file with any federal or state agencies, departments, bureaus, offices or authorities, any documents or instruments related to the Company or its business that the officers in their discretion determine should be filed, including any statements, notices or communications now or hereafter required or permitted to be filed under any law, rule or regulation of the United States or any state.

      Nothing contained in this Section 1.4(a) shall be construed as authorizing the officers to amend this Agreement except as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Assignee and the transfer of all or any portion of the Member's or Assignee's Interest and shall extend to the Member's or Assignee's heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the officers acting in good faith pursuant to such power of attorney, and each such Member or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the officers taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the officers, within 15 days after receipt of the officers' request therefor, such further designations, powers of attorney and other instruments as the officers deem necessary to effectuate this Section 1.4.

      1.5 Term. The Company commenced upon the filing of the Limited Liability Company Certificate in accordance with the Delaware Act and shall continue in existence until terminated in accordance with the provisions of Article XII.

                                   ARTICLE II
                                   DEFINITIONS

      The following definitions shall, for all purposes, unless otherwise clearly indicated to the contrary, be applied to the terms used in this
Agreement:

      "Additional Member" means a Person admitted to the Company as a Member pursuant to Section 11.3 and who is shown as such on the books and records of the Company.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Limited Liability Company Agreement of Parallel, L.L.C., as the same may be amended, restated or supplemented from time to time.

      "Assignee" means a Person to whom an Interest has been transferred in a manner permitted under this Agreement but who has not become a Substituted Member.

      "Capital Account" has the meaning given that term in Section 4.3.

      "Capital Contribution" means, with respect to any Member, any cash or property that the Member contributes or is deemed to contribute to the Company pursuant to Section 4.1.

      "Certificate" means a certificate in such form as may be adopted by the Company in its sole discretion, issued by the Company evidencing ownership of an Interest in the Company.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.

      "Company" means PARALLEL, L.L.C., a Delaware limited liability company established pursuant to the Limited Liability Company Certificate, and any successor thereto.

      "Company Assets" means all assets of the Company, whether tangible or intangible and whether real, personal or mixed.

      "Company Nonrecourse Liability" means any nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss, determined in accordance with Section 1.704-2(b)(3) of the Treasury Regulations.

      "Delaware Act" means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time, and any successor to such statute.

      "Fiscal Year" has the meaning assigned to that term in Section 8.2.

      "Initial Member" means Parallel Petroleum Corporation, a Delaware corporation.

      "Interest" means the equity interest of a Member in the Company, expressed as a percentage, the numerator of which is a Member's Capital Contribution made to the Company and the denominator of which is the total Capital Contributions made to the Company by all Members. The total outstanding Interests at all times will be equal to 100%.

      "IRS" means the United States Internal Revenue Service.

      "Limited Liability Company Certificate" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 6.6, as such Limited Liability Company Certificate may be amended or restated from time to time.

      "Majority Interest of Members" means the owners (other than an Assignee) of more than 50% of the aggregate Interests owned by all Members.

      "Managers" means any Person elected, appointed or otherwise designated as a Manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a Manager of the Company.

      "Member" means each Initial Member, each Substituted Member and each Additional Member and, solely for purposes of determining allocations and distributions under Articles V and XII, shall include an Assignee.

      "Member Nonrecourse Debt" means any nonrecourse debt of the Company (or portion thereof) for which any Member bears the economic risk of loss, as determined in accordance with Section 1.704-2(b)(4) of the Treasury Regulations.

      "Member Nonrecourse Deductions" means the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Member Nonrecourse Debt, reduced (but not below zero) by proceeds of such Member Nonrecourse Debt distributed during the year to the Members who bear the economic risk of loss for such debt, as determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

      "Minimum Gain" means (i) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) all Company properties which are subject to Company Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations, and (ii) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) the Company property that is subject to such liability in full satisfaction of such liability, as determined in accordance with Treasury Regulation Section 1.704-2(d) and Section 1.704-2(i)(3), as applicable.

      "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

      "Record Date" means the date established by the Managers for determining
(a) the identity of Members entitled to notice of or to vote at any meeting of Members or entitled to vote by ballot or give consent to Company action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Members, or (b) the identity of Record Holders entitled to receive any report or distribution.

      "Record Holder" means the Member or Assignee in whose name an Interest is registered on the books of the Company as of the close of business on a particular Record Date.

      "Related Person" means, as to any Member, any person who is related to the Member (within the meaning of Section 1.752-4(b) of the Treasury Regulations).

      "Substituted Member" means a Person who is admitted as a Member to the Company pursuant to Section 11.2 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company.

      "Tax Matters Partner" has the meaning given to that term in Section 9.1.

      "Treasury Regulations" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, temporary, proposed or final Treasury Regulations.

                                   ARTICLE III
                                     PURPOSE

      3.1 Purpose and Business. The purpose and business of the Company shall be any business which may be lawfully conducted by a limited liability company organized pursuant to the Delaware Act, including without limitation, directly or indirectly, (i) consulting within the oil and gas industry, (ii) owning, operating, maintaining, selling and generally dealing in and with oil and gas interests and properties, (iii) acquiring or obtaining options or other rights to acquire interests in, or in Persons owning, or owning an interest or interests in oil and gas properties, and (iv) related services.

      3.2 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 3.1 and for the protection and benefit of the Company.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

      4.1   Initial Contributions by the Members.

      (a) The Initial Member contributed to the Company an amount in cash as set forth in Schedule 1 hereto and the Company issued to the Initial Member the Interests set forth therein.

      (b) Each Member (other than the Initial Member), upon his admission to the Company, made a Capital Contribution to the Company in the amount and for the Interest reflected in the Company's records and entitles each such Member to all of the rights and obligations of a Member pursuant to this Agreement.

      4.2   Issuances of Additional Interests.

      (a) In order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other Company purposes, the Managers are authorized to cause the Company to issue Interests, in addition to those issued pursuant to Section 4.1, at any time or from time to time to Members or to other Persons and to admit them to the Company as Additional Members, but only upon the prior written consent of all Members approving the specific terms and conditions of any such issuance, including the admission of any such other Persons as Members.

      (b) The Managers are hereby authorized and directed to take all actions that they deem necessary or appropriate in connection with each issuance of Interests pursuant to Section 4.2(a) to amend this Agreement in any manner that they deem necessary or appropriate to provide for each such issuance, and to admit Additional Members in connection therewith.

      (c) The Company shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems necessary or advisable in connection with any future issuance of Interests, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

      4.3 Capital Accounts. The Company shall maintain a separate "Capital Account" for each Member in accordance with the capital accounting rules of
Section 1.704-1(b)(2)(iv) of the Treasury Regulations. Each Member shall have only one Capital Account, regardless of the Interests owned by the Member and regardless of the time or manner in which such Interests were acquired by the Member. Pursuant to the basic rules of Section 1.704-1 (b)(2)(iv) of the Treasury Regulations, the balance of each Member's Capital Account:

      (a) shall be increased by the amount of money contributed by the Member (or the Member's predecessor in interest) to the Company (including but not limited to the Member's Capital Contributions described in this Article IV and decreased by the amount of money distributed to the Member (or the Member's predecessor in interest);

      (b) shall be increased by the fair market value (determined without regard to Section 7701 (g) of the Code) of each property contributed by the Member (or the Member's predecessor in interest) to the Company (net of liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), and decreased by the fair market value (determined without regard to Section 7701(g) of the Code) of each property distributed to the Member (or the Member's predecessor in interest) by the Company (net of liabilities secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code);

      (c) shall be increased by the amount of Company items of income or gain allocated to the Member (or the Member's predecessor in interest);

      (d) shall be decreased by the amount of Company items of loss or deduction allocated to the Member (or the Member's predecessor in interest); and

      (e) shall be otherwise adjusted in accordance with the other capital account maintenance rules of Section 1.704- I (b)(2)(iv) of the Treasury Regulations.

      The foregoing provisions of this Section 4.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Members shall also make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations. If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

      4.4   Additional Provisions Regarding Capital Accounts.

      (a) If a Member pays any indebtedness of the Company, the payment shall be treated as a contribution by that Member to the capital of the Company and the Capital Account of the Member shall be increased by the amount so paid by the Member.

      (b) Except as specifically provided in this Agreement, no Member may contribute capital to, or withdraw capital from, the Company.

      (c) A loan by a Member to the Company shall not be considered a contribution of money to the capital of the Company, and the balance of the Member's Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, or reimbursement made to a Member with respect to advances or other payments made by the Member on behalf of the Company or payments of fees to a Member or Related Person to the Member that are made by the Company shall be considered a return of capital or in any manner affect the balance of the Member's Capital Account.

      (d) No Member with a deficit balance in its Capital Account shall have any obligation to the Company or any other Member to restore that deficit balance.

      (e) No interest will be paid on any capital contributed to the Company or the balance in any Member's Capital Account.

      4.5 No Withdrawal. A Member shall not be entitled to withdraw any part of the Member's Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Section 5.2 and Article XII.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

      5.1   Allocations.

      (a) Except as otherwise provided in this Section 5.1 or as may be required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company, shall be allocated among the owners of the Interests in proportion to their respective Interests.

      (b) Notwithstanding any of the foregoing provisions of this Section 5.1 to the contrary:

            (i) If during any fiscal year of the Company there is a net increase in Minimum Gain attributable to a Member Nonrecourse Debt that gives rise to Member Nonrecourse Deductions, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Member Nonrecourse Debt and then, if necessary, a pro rata portion of the Company's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Member Nonrecourse Debt in the subsequent year) equal to such Member's share of Member Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

            (ii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such year (consisting first of gain recognized from the disposition of Company property subject to one or more Company Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Company's other items of income and gain, and then, if necessary, for subsequent years) equal to such Member's share of such net decrease (except to the extent such Member's share of such net decrease is caused by a change in debt structure with such Member commencing to bear the economic risk of loss as to all or part of any Company Nonrecourse Liability or by such Member contributing capital to the Company that the Company uses to repay a Company Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

            (iii) If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company income and gain for such year (consisting first of gain recognized from the disposition of Company property subject to Member Nonrecourse Debt, and then, if necessary, a pro rata portion of the Company's other items of income and gain, and if necessary, for subsequent years) equal to such Member's share of such net decrease (except to the extent such Member's share of such net decrease is caused by a change in debt structure or by the Company's use of capital contributed by such Member to repay the Member Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

      (c) The losses and deductions allocated pursuant to this Article V shall not exceed the maximum amount of losses and deductions that can be allocated to a Member without causing or increasing a deficit balance in the Member's Capital Account. If, at the end of any fiscal year, as a result of the allocations otherwise provided for in this Section 5.1, the Capital Account balance of any Member shall become negative, items of deduction and loss otherwise allocable to such Member for such year, to the extent such items would have caused such negative balance, shall instead be allocated to Members having positive Capital Account balances remaining at such time in proportion to such balances.

      (d) If a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6) that causes or increases a deficit balance in such Member's Capital Account, items of Company income and gain shall be allocated to that Member in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

      (e) The allocations set forth in subsections (b), (c) (last sentence), and (d) (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 5.1(e). Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to the remaining section of this Article V.

      (f) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income and deductions with respect to any property carried on the books of the Company at an amount that differs from such property's adjusted tax basis shall, solely for federal income tax purposes, be allocated among the Members in a manner to take into account any variation between the adjusted tax basis of such property to the Company and such book value. In making such allocations, the Directors shall use the "traditional method with curative allocations" pursuant to Treasury Regulations Section 1-704-3(c).

      (g) All items of income, gain, loss, deduction, and credit allocable to any Interests that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning those Interests, without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the applicable Treasury Regulations.

      5.2 Distributions. Except as specifically provided in Section 12.2, the Company may make distributions of cash to the holders of Interests in respect of the Interests at such times and in such amounts as shall be determined by the Managers in their sole discretion, and any such distributions shall be allocated among the owners of the Interests in accordance with their respective Interests.

      5.3. Tax Distributions. Notwithstanding Section 5.2, as soon as conveniently possible after the end of each taxable year of the Company (but in no event sooner than the time the Company's accountants have determined the Company's income, gains, deductions, losses and credits for such taxable year with reasonable accuracy) cash distributions shall be made to the holders of Interests in proportion to and to the extent of their respective Presumed Company Tax Liabilities. For purposes of this Section 5.3, "Presumed Company Tax Liability" shall, as to each holder of Interests for any given taxable year of the Company, be deemed to be equal to (i) the product of (a) the excess, if any, of the amount of the income and gain items reported or reportable on such holder's Schedule K- I (IRS Form 1065) for such taxable year over the deduction and loss items reported or reportable on such Schedule K-1 for such taxable year, and (b) the higher of the maximum effective federal individual income tax rate or the federal corporate income tax rate in effect for such taxable year (as determined by the Company's accountants).

      5.4 Liquidating Distributions. All Company liquidating distributions shall be made as provided under Section 12.2.

                                   ARTICLE VI
                     THE MANAGERS; POWERS, DUTIES AND RIGHTS

      6.1   Managers.

      (a) Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, managers who shall be referred to herein as the "Board of Managers" or the "Managers", who shall make all decisions and take all actions for the Company. No Member in its capacity as a Member has the right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

      (b) Number, Election and Terms of Office. The number of Managers comprising the whole Board of Managers shall be determined from time to time by the Managers. Until changed by the Board of Managers, the number of Managers of the Company which shall constitute the whole Board of Managers shall be three. The initial Managers of the Company shall be Larry C. Oldham, John S. Rutherford and David R. Hancock. Managers need not be residents of the State of Delaware nor Members of the Company. Each Manager shall hold office from the date of his designation, election or appointment until the next annual or special meeting of Members convened for the election of Managers and until his successor shall have been duly elected and qualified or until his death, resignation, disqualification or removal.

      (c) Meetings. The Board of Managers shall appoint officers annually for the ensuing year. The Board of Managers by resolution may provide for the holding of other regular meetings and may fix the time and place of holding the same. Special meetings of the Board of Managers shall be held whenever called by the president or by any two Managers.

      (d) Place of meetings. The Board of Managers shall hold their meetings at such place or places, within or without the State of Delaware, as the Managers may from time to time determine or as may be designated in the notice or in waivers of notice thereof signed by all of the Managers not in attendance at such meeting.

      (e) Notice of meetings. Except as hereinafter provided, notice need not be given (i) of the regular meetings of the Board of Managers, or (ii) with respect to an adjourned meeting if the time and place thereof are set at a meeting duly called and adjourned, or (iii) with respect to any meeting if all Managers are present. Except as otherwise required by law, notice of the time, place and purpose of holding each other meeting of the Board of Managers shall, at least seven (7) days before the day on which the meeting is to be held, be mailed to each Manager, postage prepaid, addressed to him at his residence or his place of business or at such other address as he may have designated in a written request filed with the secretary of the Company, or shall be sent to him at such address by telecopy at least five (5) days before the time at which such meeting is to be held. Notice shall be deemed to have been given when deposited in the mail or sent by telecopy properly addressed.

      (f) Quorum and Manner of Acting; Consent. At each meeting of the Board of Managers, not less than a majority of the total number of Managers then acting must be present to constitute a quorum for the transaction of business, and (except as otherwise provided by law or by this Agreement) the act of the majority of the Managers, so present at a meeting at which a quorum is present shall constitute the act of the Managers. Whether or not there is a quorum at any meeting, a majority of the Managers who are present may, by resolution fixing the time and place for the holding of an adjourned meeting, adjourn the meeting and may, by similar action, successively adjourn and readjourn the meeting until the business to be transacted thereat shall be done. Any action required to be taken at a meeting of the Managers, or any action which may be taken at a meeting of the Managers may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Managers, and such consent shall have the same force and effect as a unanimous vote at a meeting. Managers may participate in and hold a meeting of the Managers by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      (g) Resignations. Any Manager may resign at any time by giving written notice thereof to the Chairman of the Board, to the president or to the Managers. Such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of such other date. The acceptance of such resignation shall not be necessary to make it effective.

      (h) Vacancies. Any vacancy in the Managers arising at any time whether through the failure of the Members to elect a full Board of Managers or through any other cause, may be filled by a vote of a majority of the Managers remaining in office although such majority is less than a quorum. Any Manager so appointed shall hold office until the next election of one or more Managers by the Members and until his successor shall have been duly elected and qualified. A Manager position to be filled by reason of an increase in the number of Managers may be filled by the Managers, and any Manager so appointed shall hold office until the next election of one or more Managers by the Members and until his successor shall have been duly elected and qualified. A Manager position to be filled by reason of an increase in the number of Managers may instead be filled by election at an annual or special meeting of the Members called for that purpose, and any Manager so elected shall hold office until the next election of one or more Managers by the Members and until his successor shall have been duly elected and qualified.

      (i) Removal of Managers. Any Manager of the Company may be removed either with or without cause by a Majority Interest of Members at a meeting of the Members called at the written request of the holders (excluding Assignees) of not less than ten percent (10.00%) of all Interests of the Company filed with the Secretary of the Company. Such meeting shall be called by the Managers, conducted and held according to the provisions of law and this Agreement regulating meetings held for the election of Managers.

      6.2   Committees.

      (a) Executive Committee, General Powers and Membership. The Board of Managers may designate, by resolution or resolutions passed by a majority of the total number of Managers, an Executive Committee and one or more other committees, each committee to consist of one or more Managers of the Company. Except as otherwise expressly provided by law or by this Agreement or by resolution of the Managers, the Executive Committee shall have and may exercise all of the powers of the Managers in the management of the business and affairs of the Company, except that neither the Executive Committee nor any other committee appointed by the Managers shall have the authority of the Board of Managers in reference to amending this Agreement, approving a plan of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of business, recommending to the Members a voluntary dissolution of the Company or a revocation thereof, filling vacancies in or removing members of the Board of Managers or a committee appointed by the Managers, fixing the compensation of any member of a committee appointed by the Managers, or repealing any resolution of the Board of Managers which by its terms provides that it shall not be so amendable or repealable. The Executive Committee may have power to authorize the seal (if there shall be one) of the Company to be affixed to all papers which may require it, and each other committee shall have and may exercise, when the Board of Managers is not in session, such powers as the Board of Managers shall confer. All action by any committee shall be reported to the Board of Managers at its next meeting succeeding such action and shall, insofar as the rights of third parties shall not be affected thereby, be subject to revision and alteration by the Board of Managers.

      (b) Organization. Unless otherwise provided by resolution of the Board of Managers, a chairman chosen by each committee from among its members shall preside at all meetings of such committee and the secretary of the Company shall act as secretary thereof. In the absence of the secretary, the chairman of such meeting shall appoint an assistant secretary of the Company or, if none is present, some other person to act as secretary of the meeting.

      (c) Meetings. Each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings, and shall meet as provided by such rules or by resolution of the Board of Managers, and it shall also meet at the call of any member of the committee.

      (d) Quorum and Manner of Acting. A majority of the members of each committee shall be present in person at each meeting of such committee in order to constitute a quorum for the transaction of the business thereat. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. Any action which may be taken by the Executive Committee, or other committee, at a meeting thereof, may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by all members of the Executive Committee, or other committee, and such consent shall have the same force and effect as a unanimous vote at a meeting. Members of the Executive Committee or any other committee appointed by the Managers may participate in and hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in the manner herein described shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      (e) Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time by resolution adopted by a majority of the whole Board of Managers at any meeting of the Managers.

      (f) Vacancies. Any vacancy in any committee shall be filled by the Managers in the manner prescribed by this Agreement for the original appointment of the members of such committee.

      6.3   Officers.

      (a) Appointment and Term of Office. The officers of the Company shall consist of the president and a secretary, and there may be one or more vice presidents, treasurers, assistant secretaries, assistant treasurers, and such other officers, assistants and agents as the Managers may from time to time appoint, none of whom need be either a Manager or a Member of the Company. One of the Managers may be chosen Chairman of the Board of Managers. Each of such officers shall be chosen annually by the Managers and shall hold office until his successor is chosen and qualified by the Managers. One person may hold and perform the duties of any two or more of said offices.

      (b) Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices, subject to the supervision and direction of the Board of Managers. The officers of the Company may, upon appointment by the Board of Managers, be as follows:

            (i) Chairman of the Board. The chairman of the Board of Managers (if there shall be one) shall preside at all meetings of the Board of Managers and shall perform such other duties as shall be assigned him from time to time by the Managers.

            (ii) President. The president shall be the chief executive officer of the Company and shall have general supervision of the business of the Company and over its officers, subject, however, to the control of the Board of Managers. The president, when present, shall preside at all meetings of the Members and, in the absence of the Chairman of the Board (if there shall be one), shall preside at all meetings of the Board of Managers. He may execute and deliver, in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Managers unless the execution and delivery thereof shall be expressly delegated by this Agreement or by the chairman of the board to some other officer or agent of the Company. He shall, unless otherwise directed by the Board of Managers or by any committee thereunto duly authorized, attend in person or by substitute or by proxy appointed by him and act and vote on behalf of the Company at all meetings of the Members of any corporation in which the Company holds stock.

            (iii) Vice Presidents. Vice presidents shall perform the duties assigned to them by the Board of Managers or delegated to them by the president and, in order of seniority, at his request or in his absence, shall perform as well the duties of the president's office. Each vice president shall have the power also to execute and deliver, in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Board of Managers unless the execution and delivery thereof shall be expressly delegated by this Agreement or by the Board of Managers to some other officer or agent of the Company.

            (iv) Secretary. The secretary shall keep the minutes of the meetings of the Managers, of all committees and of the Members and shall be custodian of all corporate records and of the seal of the Company. He shall see that all notices are duly given in accordance with this Agreement or as required by law.

            (v) Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the secretary, or at his request, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

            (vi) Treasurer. The treasurer shall be the principal accounting officer of the Company and shall have charge of all the limited liability company funds and Interests and shall keep a record of the property and indebtedness of the Company. He shall, if required by the Managers, give bond for the faithful discharge of his duties and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other personal property of whatever kind in his possession or under his control, in such sum and with such surety or sureties as the Managers may require, but the Company shall pay all premiums and other expenses in connection with such bond.

            (vii) Assistant Treasurers. The assistant treasurers, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the treasurer or at his request, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

            (viii) Other Officers. The Board of Managers may appoint such other officers, agents or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board of Managers may authorize the president or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

      (c) Resignations. Any officer may resign at any time by giving notice thereof to the president or to the Board of Managers. Any such resignation shall take effect as of the date on which notice thereof was given unless some other date is specified, in which event it shall be effective as of such other date. The acceptance of such resignation shall not be necessary to make it effective.

      (d) Removal. Any officer may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board of Managers at any meeting of the Managers or by the committee or superior officer by whom he was appointed to office or upon whom such power of removal has been conferred by a resolution adopted by a majority of the whole Board of Managers.

      (e) Vacancies. A vacancy in any office arising at any time from any cause may be filled by the Board of Managers or by the officer or committee authorized by the Board of Managers to appoint to that office.

      (f) Salaries. The salaries of all officers shall be fixed from time to time by the Board of Managers or the Executive Committee and no officer shall be precluded from receiving a salary because he is also a Manager of the Company.

      6.4 Powers. The Board of Managers shall conduct, direct and exercise full control over all activities of the Company. Except as otherwise expressly provided in this Agreement, all management powers over and control of the business and affairs of the Company shall be vested exclusively in the Board of Managers. No Member or Assignee shall have any management power or right of control over the business and affairs of the Company. The Board of Managers shall have the powers now or hereafter granted a manager of a limited liability company under the Delaware Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have the full power and authority to do all things and on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including without limitation:

      (a) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

      (b) the use of Company Assets (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company, the lending of funds to other Persons and the repayment of obligations of the Company;

      (c)   the distribution of Company cash;

      (d) the selection, retention and dismissal of officers, employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

      (e) the maintenance of insurance for the benefit of the Members and the Company (including the assets and operations of the Company) as they deem necessary or appropriate;

      (f) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships;

      (g) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

      (h) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

      (i) the establishment of Company bank accounts and the designation of authorized signatories (which may include Persons who are not Managers or Members) to execute checks, drafts and other negotiable instruments on behalf of the Company; and

      (j) the taking of such other actions and the performance of such other acts as the Managers deem necessary, convenient or advisable in carrying out the business of the Company.

      The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managers or any additional powers provided by law.

      6.5 Restrictions on Manager's Authority. Notwithstanding anything in this Agreement to the contrary, the prior written approval of a Majority Interest of Members shall be required to:

      (a)   sell all or substantially all of the Company Assets;

      (b) acquire, dispose of, mortgage, pledge, encumber, hypothecate or exchange any Company Assets (whether in one transaction or a series of related transactions) having an aggregate fair market value in excess of $10,000.00;

      (c) execute, deliver and perform any contract, conveyance or other instrument (including contracts between the Company and any Manager or Member acting in such Manager's or Member's individual capacity), in each case which involves an amount in excess of $10,000.00 or a term exceeding six months;

      (d) guarantee in the name or on behalf of the Company the payment of money or the performance of any contract or other obligation of any Person other than the Company;

      (e) mortgage, pledge, assign in trust or otherwise encumber any Company Assets, or assign any monies owed or to be owed to the Company; or

      (f) consummate the making of any single expenditure in excess of $10,000.00, the lending or borrowing of money in excess of $10,000.00, or the assumption of any indebtedness and other liabilities in excess of $10,000.00.

      6.6 Limited Liability Company Certificate. The Limited Liability Company Certificate has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, and the Managers shall use all reasonable efforts to cause to be filed such other articles, certificates or documents as may be determined by the Managers in their discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Managers in their discretion to be reasonable and necessary or appropriate, the Managers shall cause to be filed amendments to and restatements of the Limited Liability Company Certificate and cause to be done all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of
Section 7.4, the Company shall not be required, before or after filing, to cause to be delivered or mailed a copy of the Limited Liability Company Certificate, any qualification document or any amendment thereto to any Member or Assignee.

      6.7   Reimbursement of the Managers.

      (a) The Managers shall receive such compensation for their services as may be approved and authorized from time to time by the Board of Managers, and subject to such limitations as the Board of Managers may adopt from time to time, the Managers may by resolution authorize the payment of fees in a reasonable amount to be paid to the Managers for attendance at meetings of the Managers, of the Executive Committee and of other committees and at adjournments of any such meetings, and may determine the amount of such fees.

      (b) The Managers shall be reimbursed for all reasonable expenses and disbursements incurred or made in connection with their activities on behalf of the Company.

      6.8   Outside Activities.

      (a) Any Manager, officer or employee of the Company and any Affiliate of any Manager, officer or employee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company and may engage in any other business and activities, including business interests and activities that conflict with or are in direct competition with the Company, for their own account and for the account of others, and may own interests in the same properties and assets as those in which the Company owns an interest, without having or incurring any obligation to offer any interest in such properties, assets, businesses or activities to the Company, or any Member, and no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other business and other activities. It is specifically acknowledged and agreed that certain of the Managers, officers and employees of the Company and their Affiliates are and will continue to be or may become involved, directly and indirectly, in the businesses of (i) consulting within the oil and gas industry, (ii) owning, operating, maintaining, selling and generally dealing in and with oil and gas interests and properties, (iii) acquiring or obtaining options or other rights to acquire interests in, or in Persons owning, or owning an interest or interests in oil and gas properties, and (iv) related services. None of the Company or any of the Members shall have any rights by virtue of this Agreement or the relationship created hereby in any business ventures of any Manager, officer, Member or employee of the Company or Affiliate.

      6.9 Transactions with the Managers. In addition to distributions or payments to or transactions with the Managers or their Affiliates that are expressly contemplated in this Agreement, the Company may enter into a transaction, agreement or payment involving any of the Managers or any of their Affiliates, provided that the terms to the Company of any such transaction, agreement or payment shall be competitive with the terms of similar transactions, agreements or payments obtained by Persons in the same business and in the same area in arm's-length agreements with unrelated parties. The validity of any such transaction, agreement or payment involving the Company and a Manager or any of their Affiliates shall not be affected by reason of the relationship between the Company and the Manager, so long as such transactions, agreements and payments do not result in expenditures or concessions by the Company in excess of the amount or terms which would be paid or agreed to by the Company in arm's-length agreements with unrelated parties in the same business and in the same area as the contracting Manager or Affiliate.

      6.10 Other Related Transactions. Transactions with Members or officers of the Company, if effected, shall be on terms which are no less favorable to the Company than those generally being provided to or available from unrelated third parties and shall be in the best interests of the Company.

      6.11  Indemnification.

      (a) The Company shall indemnify, and shall advance and reimburse expenses to, its Managers, officers, Members, employees, agents and representatives (collectively, "Indemnitees"), to the maximum extent permitted by the Delaware Act, including, without limitation, in cases of the Manager's or such other Person's negligence. This indemnification shall include, without limitation, payment of reasonable attorney's fees and other expenses incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorney's fees and expenses shall be paid as incurred. Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, no amendment to the Delaware Act after the date of this Agreement shall reduce or limit in any manner the indemnification provided for or permitted by this Section unless such reduction or limitation is mandated by such amendment for limited liability companies formed prior to the enactment of such amendment.

      (b) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (c) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.11 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (d) The Company may purchase and maintain insurance, on behalf of such Persons as the Board of Managers shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, whether or not the Company would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

      (e) The provisions of this Section 6.11 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Person.

      (f)   Each and every paragraph, sentence, term and provision of this
Section 6.11 is separate and distinct, so that if any paragraph, sentence, term or provision shall be held to be invalid or enforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision. To the extent required, any paragraph, sentence, term or provision of this Section 6.11 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Section 6.11 and any agreement between the Company and claimant, the broadest possible indemnification permitted under this Agreement and applicable law.

      (g) Each of the rights conferred on Indemnitees by this Section 6.11 shall be a contract right and any repeal or amendment of the provisions of this
Section 6.11 shall not adversely affect any right hereunder of any Person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such Person prior to such repeal or amendment.

      6.12  Liability of Indemnitees.

      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, the Assignees or any other Person who has acquired an Interest, for losses sustained or liabilities incurred as a result of any act or omission.

      (b) Subject to their obligations and duties as Managers or officers set forth in this Agreement, the Managers and officers may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or through agents, and the Managers and officers shall not be responsible for any misconduct or negligence on the part of any such agent appointed by them in good faith and in the exercise of reasonable judgment.

      (c) Any amendment, modification or repeal of this Section 6.12 or any other provision shall be prospective only and shall not in any way affect the limitations on the liability of the Managers, officers and employees under this
Section 6.12 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      6.13  Other Matters Concerning the Managers.

      (a) The Managers may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

      (b) The Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them and any act taken or omitted in reliance upon the opinion of such Persons as to matters that the Managers believe to be within such Person's professional or expert competence shall constitute full and complete authorization and protection with respect to any action taken or omitted by the Managers in good faith reliance on and in accordance with such opinion.

      6.14 Title to Company Assets. Title to Company Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Assignee, individually or collectively, shall have any ownership interest in the Company Assets or any portion thereof.

      6.15 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that any officer of the Company authorized by the Managers to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with any such officers as if they were the Company's sole party in interest, both legally and beneficially. Except in the case of actual fraud or willful misconduct, each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any of the Company's officers in connection with any such dealing. In no event shall any Person dealing with the Company be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the officers. Each and every certificate, document or other instrument executed on behalf of the Company by an officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement, and is binding upon the Company.

      6.16 Resolution of Conflicts of Interest. Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between a Manager or any of his Affiliates, on the one hand, and the Company, any Member or any Assignee, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by unanimous approval of the Members, and shall not constitute a breach of this Agreement, of any agreement contemplated by this Agreement, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to, and in the best interests of, the Company. Any conflict of interest or resolution of a conflict of interest shall be conclusively deemed fair and reasonable to the Company if the conflict involves a transaction which (i) is on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (ii) is fair to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Managers shall be authorized in their determination of what is "fair and reasonable" to the Company in connection with the resolution of any conflict of interest to consider (A) the relative interests of any party to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Managers determine in their discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managers to consider the interests of any Person other than the Company. In the absence of bad faith by the Managers, the resolution, action or terms so made, taken or provided by the Managers with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

      6.17 Liability of Managers. The Managers will attempt to increase the value of the Company Assets. Each of the Members recognizes the inherent market fluctuations and risks that are present in the investment and management of such assets. The Managers shall not be liable for any action, failure to act or any errors of judgment in managing the business of the Company, except to the extent the Managers have acted in a grossly negligent manner.

                                   ARTICLE VII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

      7.1 Limitation of Liability. The Members and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act. Without limiting the generality of the foregoing, the debts, liabilities and obligations of the Company, whether arising in tort, contract or otherwise, shall be solely the debts, liabilities and obligations of the Company; and no Member shall be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member. No Member shall be liable to any Person (i) as the result of any act or omission of another Member or (ii) for Company losses, liabilities or obligations (except as otherwise expressly agreed in writing by such Member).

      7.2 Outside Activities. Any Member or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company. Neither the Company nor any of the other Members or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Manager, Member or Assignee.

      7.3 Return of Capital. No Member shall be entitled to the withdrawal or return of his Capital Contributions, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

      7.4   Rights of Members Relating to the Company.

      In addition to other rights provided by this Agreement or by applicable law, each Member shall have the right for a proper purpose reasonably related to such Member's interest as a Member in the Company, upon reasonable demand and reasonable advance notice, during normal Company business hours and at such Members own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Company,

            (ii) promptly after becoming available, to obtain a copy of the Company's federal, state and local income tax returns for each year;

            (iii) to have furnished to him, upon notification to the Company, a current list of the name and last known business, residence or mailing address of each Member and Manager;

            (iv) to have furnished to him, upon notification to the Company, a copy of this Agreement and the Limited Liability Company Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Limited Liability Company Certificate and all amendments thereto have been executed;

            (v) to have furnished to him, upon notification to the Company, true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

            (vi) to inspect and copy any of the Company's books and records and obtain such other information regarding the affairs of the Company, upon showing of a proper purpose within the meaning of the Delaware Act.

      7.5 Status as Limited Liability Company. Each Member agrees that it will not take any action the effect of which would be to cause the Company to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

      7.6 Withdrawal of a Member. No Member may withdraw from the Company without the prior written consent of all other Members, which consent may be granted, withheld or conditioned in the sole discretion of each Member.

                                  ARTICLE VIII
                             RECORDS AND ACCOUNTING

      8.1 Records and Accounting. The Managers shall cause to be kept at the principal office of the Company, or such other locations as may be designated by the Managers from time to time, appropriate books and records with respect to the Company's business. The books of the Company shall be maintained for financial reporting purposes on an accrual basis in accordance with generally accepted accounting principles or such other principles as the Managers shall determine after consultation with the Company's independent accountants.

      8.2 Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall be the calendar year.

                                   ARTICLE IX
                                   TAX MATTERS

      9.1   Tax Matters Partner.

      (a) Each Member does hereby appoint and designate Parallel Petroleum Corporation as "Tax Matters Partner," as that term is defined in the Code and the Treasury Regulations thereunder, so long as he is both a Member and a Manager. At any such time as he is not both a Manager and Member, the Tax Matters Partner shall be that person who is the Manager and Member with the largest Interest among all Managers. The Tax Matters Partner is authorized to take all action on behalf of the Company and the Members permitted under the Code. The Company may engage its accountants or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.

      (b) The Tax Matters Partner shall be entitled to indemnity from the Company for any act performed by it within the scope of its duties as Tax Matters Partner, except for the negligent or willful acts or failures to act as Tax Matters Partner, provided that any indemnity under this Section shall be provided out of and to the extent of Company Assets only and no Member shall have any personal liability on account thereof.

      (c) The Tax Matters Partner shall notify all Members of the commencement of any administrative proceeding by the IRS and shall keep all Members currently advised of developments in any such proceedings.

      (d) Notwithstanding anything to the contrary contained in this Section 9.1, the Tax Matters Partner shall have no authority to bind any Member to any settlement agreement entered into by the Tax Matters Partner and the IRS, unless such Member has expressly notified the Tax Matters Partner in writing that the Tax Matters Partner is so authorized. Within thirty (30) days after the Tax Matters Partner has received notice from the IRS of a final Company administrative adjustment, the Tax Matters Partner shall notify all of the Members of such final administrative adjustment and the effect it will have on their individual tax returns on a per Interest basis. Such notification shall also include information concerning each Member's right to request the same settlement terms from the IRS.

      (e) All reasonable expenses incurred by the Tax Matters Partner in connection with any administrative proceeding before the IRS and/or judicial review of such proceeding, including reasonable attorney's fees, shall be deemed a Company operating expense.

      (f) Any Member other than the Tax Matters Partner who wishes to participate in the administrative proceedings at the Company level may do so, but any legal, accounting or other expenses incurred by the Member in connection therewith shall not be deemed a Company expense but shall be paid by the Member.

      (g) The provisions of this Section 9.1 shall survive the termination of the Company or the termination of any Members's interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the IRS or the United States Treasury Department the income taxation of the Company.

      9.2 Tax Returns. The Managers shall cause to be prepared all federal, state and local income and other tax returns that the Company is required to file. Within one hundred five (105) days after the end of each calendar year, or as soon thereafter as practicable, the Company shall send or deliver to each Person who was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of his federal income tax return and state income and other tax returns.

      9.3   Tax Elections.

      (a) The Company shall elect to use the Fiscal Year as its taxable year, and to report profits and losses under the accrual method of accounting.

      (b) The Company shall elect to deduct expenses incurred in organizing the Company ratably over a 60-month period as provided in Section 709 of the Code.

      (c) The Company shall elect to treat all start-up expenditures as deferred expenses and to deduct expenses over a 60-month period as provided in
Section 195 of the Code.

      (d) The Managers may make the election (within in their discretion) under Section 754 of the Code.

      (e) Any other election under the Code shall be made on behalf of the Company by the Managers.

      9.4   Authority of Managers to Vary Allocations.

      (a) Notwithstanding any other provision of this Agreement to the contrary, if there is a final determination (as hereinafter defined) effecting any material Company item of income, gain, loss, deduction or credit allocated hereunder, the Managers, after consultation with the Members, are authorized and directed to allocate any Company item in a manner consistent with such final determination. Any such allocation made pursuant to this Section 9.4(a) shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement and no amendment of this Agreement or approval of any Member shall be required. The term "final determination" means either (i) the date that a decision by a court of law becomes final and non-appealable or (ii) the date that a decision is made by the Company not to further contest a determination by the IRS. The provisions of this Section 9.4 shall survive the termination of the Company.

      (b) In making any allocation (the "new allocation") under Section 9.4(a), the Managers are authorized to act only after having been advised by the Company's accountants that the new allocation is required under Section 9.4(a) and that the new allocation is the minimum modification necessary in order to assure that the allocations are consistent with the final determination referenced above.

      (c) In no event shall the new allocations ever effect the amount of any distributions required under 12.2 and, to the extent necessary, a distribution may be recharacterized.

      (d) New allocations made by the Managers under this Section 9.4 in reliance upon the advice of the Company's accountants shall be deemed to be made pursuant to the fiduciary obligation of the Managers to the Company and the Members, and no such allocation shall give rise to any claim or cause of action by any Member against any other Member or any Manager.

                                    ARTICLE X

                            ISSUANCE OF CERTIFICATES

      10.1  Issuance of Certificates.

      (a) Upon each issuance of an Interest, the Managers shall cause the Company to issue one or more Certificates for and in the name of each Member which shall evidence the Interest owned by such Member. Unless the Member or Assignee otherwise elects, it shall receive one Certificate in denomination equal to all of such Member's Interests. A Member or Assignee may elect to receive Certificates in such smaller denominations as it may designate.

      (b) The Certificates shall be in such form as shall be approved by the Managers in conformity with law and any applicable rule or regulation. The Certificates shall be consecutively numbered, shall be entered as they are issued in the transfer records and shall state the Member's or Assignee's name, the Interest evidenced by the Certificate and such other matters as may be required by law and any applicable rule or regulation. The Certificates shall be signed by the President or any Vice President and the Secretary.

      (c) Each Certificate shall bear legends substantially in the following form, to the extent applicable:

      THESE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

      THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

      10.2 Lost, Stolen or Destroyed Certificates. The Company shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

      (a) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

      (b) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

      (c) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties and with fixed or open penalty as the Company may direct, in its sole discretion, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

      (d) satisfies any other reasonable requirements imposed by the Company. If a Member or Assignee of record fails to notify the Company within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Interests represented by the Certificate is registered before receiving such notification, the Member or Assignee of record shall be precluded from making any claim against the Company for such transfer or for a new Certificate.

      10.3 Registered Owner. The Company shall be entitled to treat the Record Holder as the Member or Assignee in fact of any Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, whether or not the Company shall have actual or other notice thereof. Without limiting the foregoing, when a Person is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding an Interest, as between the Company on the one hand and such other Person on the other hand, such representative Person (a) shall be the Member or Assignee (as the case may be) of record and beneficially and (b) shall be bound by this Agreement and shall have the obligations of a Member or Assignee (as the case may be) hereunder and as provided for herein.

                                   ARTICLE XI
                              TRANSFER OF INTERESTS

      11.1 Transfer. The Company may require, as a condition to any transfer of an Interest in the Company, evidence (including legal opinions) satisfactory to the Company in its sole discretion that (i) the transfer will not violate any law or regulation applicable to the Company's business, and (ii) the transfer will not violate the registration requirements of applicable securities laws or cause any prior offer and sale of interests in the Company to violate such requirements.

      11.2 Substituted Members. A permitted Assignee of a Member shall be entitled to receive the share of Company income, gains, losses, deductions, credits and distributions to which its immediate predecessor would have been entitled. The Assignee of any Interest shall not, however, become a Substituted Member of the Company unless: (i) it is evident from the instrument of assignment or otherwise that the parties to the assignment so intended; (ii) all Members, in their sole discretion, consent to the admission of such person as a Substituted Member; and (iii) the Assignee executes with reasonable promptness instruments in form and substance satisfactory to the Company substituting the Assignee as a Member, and the Assignee agrees to be bound as a Member by the terms of this Agreement, including without limitation, the power of attorney granted in Section 1.4. Upon becoming a Substituted Member, such Assignee shall have all of the rights and powers of, shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall succeed to the status of, its predecessor, and shall in all respects be a Member under this Agreement. The use of the term "Member" in this Agreement shall be deemed to include a Substituted Member.

      11.3  Admission of Additional Members.

      (a) A Person (other than the Initial Members or a Substituted Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only (i) after approval by all Members as provided in Section 4.2(a); and (ii) upon furnishing to the Company (a) evidence of acceptance in form satisfactory to the Company of all of the terms and conditions of this Agreement, including without limitation, the power of attorney granted in Section 1.4, and (b) such other documents or instruments as may be required in the discretion of the

Company to effect such Person's admission as an Additional Member.

      (b) The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company.

      11.4 Amendment of Agreement and Limited Liability Company Certificate. To effect the admission to the Company of any Member, the Company shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Company and, if necessary, to prepare an amendment of this Agreement, and if required by law, to prepare and file an amendment to the Limited Liability Company Certificate and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

      12.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

      (a)   the approval of a Majority Interest of the Members;

      (b) the sale or disposition of all or substantially all of the Company Assets; or

      (c)   the entry of a decree of judicial dissolution under the Delaware
Act.

      The death, insanity, insolvency, bankruptcy, dissolution or other termination of existence or capacity of a Member shall not dissolve or terminate the Company. No estate or personal representative or any other successor to a Member's Interest shall have the right to withdraw any part of such Member's Capital Contribution or Capital Account prior to the termination of the Company.

      12.2  Liquidation.

      (a) Except as otherwise provided herein, upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this Section. The Managers collectively shall act as liquidating trustee or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Company and to make final distribution as provided herein.

      (b) Upon dissolution of the Company, the liquidator may sell the Company Assets at the best price available or it may distribute such assets in kind. All of the Company Assets shall be applied and distributed, according to the fair market value thereof, by the liquidator in the following order: (i) to the creditors of the Company, including Members; (ii) to establishing reserves which the liquidator may deem necessary for contingent or unforeseen liabilities or obligations of the Company; and (iii) to the Members (and Assignees, if any) in accordance with their respective Interests.

      (c) Notwithstanding the provisions of paragraph (b), which require the liquidation of the Company Assets in the order of priorities set forth therein, if upon dissolution of the Company the liquidator determines that an immediate sale of part or all of the Company Assets would be impractical or would cause undue loss to the Members, the liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (other than those to Members) and/or may in its absolute discretion, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of paragraph (b), undivided interests in the Company Assets as the liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the liquidator deems reasonable and equitable and to any agreements governing the management or operation of such properties at such time. The liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members under Section 5.1 if there were a taxable disposition of that property for the fair market value of that property on the date of distribution.

      All distributions in kind to the Members shall be valued for purposes of determining each Member's interest therein at its fair market value at the time of such distribution, and such distributions shall be made subject to the liability of each distributes for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses, and liabilities shall be allocated to the distributees pursuant to this Section 12.2. It is intended that the foregoing distributions to each Member will be equal to each Member's respective positive capital account balance as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of items of income, gain, loss and deduction realized by the Company during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution. To the extent that any such Member's positive capital account balance does not correspond to such distribution, the allocations provided for in Section 5.1 shall be adjusted, to the least extent necessary, to produce a capital account balance for the Partner which corresponds to the amount of such distribution. Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation Section 1.704l(b)(2)(ii). The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contribution and a complete distribution to the Member of its Units and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Art. 5.02.D of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

      (d) The liquidator shall comply with any requirements of the Delaware Act or other applicable law, except as modified by this Agreement, pertaining to the dissolution, winding up and liquidation of the Company, at which time the existence of the Company shall be terminated.

      (e) No Member or Assignee shall have any obligation to restore any negative balance in its Capital Account upon dissolution and liquidation of the Company.

      12.3 Dissolution of Limited Liability Company Certificate. Upon the completion of the distribution of Company cash and property as provided in
Section 12.2, the Company shall be
terminated and the Limited Liability Company Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be dissolved and canceled and such other actions as may be necessary to terminate the Company shall be taken.

      12.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.

      12.5 Return of Capital. The liquidator shall not be personally liable for the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return, if any, shall be made solely from Company Assets.

      12.6 Waiver of Partition. Each Member hereby waives any right to partition of the Company Assets.

                                  ARTICLE XIII
                   AMENDMENT OF AGREEMENT; MEETINGS OF MEMBERS

      13.1 Amendments to be Adopted Solely by Managers. Each Member agrees that the Managers, without the approval of any Member or Assignee, may amend any provision of this Agreement, and cause to be executed, sworn to, acknowledged, delivered, filed and recorded whatever documents may be required in connection therewith, but only to the extent necessary to reflect any changes required by this Section 13.1. If the Managers amend any provision of this Agreement as provided in this Section 13.1, the Company shall, within a reasonable period of time, send a notice to the Members attaching or summarizing such amendment. The changes permitted by this Section 13.1 are:

      (a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

      (b) admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

      (c) a change that is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company in which the Members have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Managers to ensure that the Company will not be taxable as a corporation for federal income tax purposes;

      (d) a change (i) that, in the discretion of the Managers, does not adversely affect the Members in any material respect, or (ii) that is necessary or appropriate to satisfy any requirements, conditions, guidelines or interpretations contained in any opinion, interpretative release, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), compliance with any of which the Managers determine in their discretion to be in the best interests of the Company and the Members, or (iii) that is required by this Agreement;

      (e) subject to the terms of Section 4.2, an amendment that the Managers determine in their sole discretion to be necessary or appropriate in connection with the authorization for issuance of Interests; or

      (f) any amendment expressly permitted in this Agreement to be made by the Managers acting alone.

      13.2 Amendment Procedures. Except as provided in Section 13.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the Managers. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the Company shall seek the written approval of the Members or call a meeting of the Members to consider and vote on such proposed amendment. Any proposed amendment shall be effective only upon its approval by all Members.

      13.3  Meetings.

      (a) The Company shall hold an annual meeting of the Members called by the Managers for the purpose of electing Managers and conducting such other business as the Managers shall determine. Such annual meeting shall be held at such time and place as determined in the discretion of the Managers on a date not less than ten (10) nor more than sixty (60) days after the mailing of a notice of the meeting to the Members. Failure to hold an annual meeting shall not cause a dissolution of the Company or constitute a violation of this Agreement.

      (b) The Company may hold special meetings of the Members from time to time to vote upon matters to be submitted to a vote of the Members or to inform and consult with the Members with respect to such matters as the Managers deem appropriate. Such meetings shall be held at such times and places, as often and in such manner as shall be determined by the Managers. Except as otherwise provided in Section 6.1(i), special meetings of the Members will be called by the Managers or by Members having among them at least ten percent (10.00%) of all outstanding Interests.

      13.4  Notice of Meeting. Notice of a meeting called pursuant to Section
13.3 shall be given to the Members in writing either personally or by mail or other means of written communication in accordance with Section 14.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

      13.5 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 13.10, the Managers may set a Record Date.

      13.6 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 60 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

      13.7 Waiver of Notice, Approval of Meeting; Approval of Minutes. The transactions of any meeting of Members, however called and noticed, and whenever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, not present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

      13.8 Quorum. A Majority Interest of Members represented in person or by proxy shall constitute a quorum at a meeting of Members. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members whose Interests constitute a majority of the Interests represented in person or by proxy at such meeting and entitled to vote shall be deemed to constitute the act of all Members, unless a higher percentage is required with respect to such action under the provisions of the Delaware Act or this Agreement, in which case the act of the Members owning such higher percentage shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of interests of Members specified in this Agreement. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of a majority of the Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.6.

      13.9 Conduct of Meeting. The president shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing including the determination of Persons entitled to vote, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managers shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including a Member or a Manager or officer of the Company. All minutes shall be kept with the records of the Company. The Managers may make such other regulations consistent with applicable law and this Agreement as they may deem advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including without limitation, regulations with regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

      13.10 Action Without a Meeting. Any action that may be taken at a meeting of the Members may be taken by written consent without a meeting if an approval in writing setting forth the action so taken is signed by the Members holding the percentage of Interests required to approve such actions under the provisions of this Agreement. The Managers may specify that any written consent submitted to Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 10 days, specified by the Managers. If a consent returned to the Company does not vote all of the Interests held by the Member, the Company shall be deemed to have failed to receive a consent for the Interests that were not voted.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

      14.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in Person or when sent by first-class United States mail or by other means of written communication to the Member or Assignee at the address as shown on the records of the Company. Any notice, payment or report to be given or made to a Member or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Member or Assignee at his address as shown on the records of the Company, regardless of any claim of any Person who may claim an interest in the Interests held by the Member or Assignee to whom such notice, payment or report is sent by reason of any assignment or otherwise. An affidavit or certificate of making any notice, payment or report in accordance with the provisions of this Section 14.1 executed by an officer of the Company or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Member or Assignee at the address of the Member or Assignee appearing on the books and records of the Company is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as the Member or Assignee or another Person notifies the Company of a change in his address) if they are available for the Member or Assignee at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members and Assignees. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 1.3. The Company may rely and shall be protected in relying on any notice or other document from a Member, Assignee or other Person if believed by it to be genuine.

      14.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit or extend the scope or intent of any provisions. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      14.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

      14.4 Further Action. The Members shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      14.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

      14.6 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

      14.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy arising upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

      14.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      14.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      14.10 Third Party Beneficiaries. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the Members and Assignees any rights, remedies or benefits.

      14.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              MEMBER SIGNATURE PAGE

      The undersigned, being the sole Member of PARALLEL, L.L.C. (the "Company"), hereby agrees to all of the terms and provisions of the Agreement of the Company and agrees to be bound by the terms and provisions of such Agreement. The undersigned hereby executes the Agreement, and authorizes this Member Signature Page to be attached thereto.

      IN WITNESS WHEREOF, the undersigned has executed this Member Signature Page to the Agreement of Parallel, L.L.C. as of the date set forth in the Agreement.

                                     MEMBER:

                                     PARALLEL PETROLEUM CORPORATION

                                     By: /s/ Larry C. Oldham
                                         --------------------------------------
                                         Larry C. Oldham, President

                                   SCHEDULE 1

                           ADDRESS FOR             CAPITAL
      MEMBERS            NOTICE PURPOSES         CONTRIBUTION     INTERESTS
-------------------   --------------------       ------------     ---------
Parallel Petroleum    110 N. Marienfeld
  Corporation         Suite 465                   $17,000.00        100%
                      Midland, Texas 79701

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